As filed with the Securities and Exchange Commission on December 21, 1995.

                                      Registration No. 33-____________


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                           ___________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                          ___________________

                       THE MACNEAL-SCHWENDLER CORPORATION
            (Exact name of Registrant as specified in its charter)

  Delaware                                                   95-2239450
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                 815 Colorado Boulevard, Los Angeles, California 90041
                        (Address of principal executive office)

                           THE MACNEAL-SCHWENDLER CORPORATION
                                   1991 STOCK OPTION PLAN
                                  (Full title of the Plan)

                                  DR. RICHARD H. MACNEAL
                             The MacNeal-Schwendler Corporation
                                    815 Colorado Boulevard
                                Los Angeles, California 90041
                         (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (213) 258-9111
                                ___________________

                                       Copy to:
                               D. STEPHEN ANTION, ESQ.
                                  O'MELVENY & MYERS
                                 400 South Hope Street
                          Los Angeles, California 90071-2899
                                  ___________________



                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

<s)
Title of securities Amount to be Proposed maximum Proposed maximum  Amount of
to be registered    registered   offering price   aggregate offeringregistration
                                 per share        price             fee
-------------------------------------------------------------------------------
Common Stock,  1,800,000 shares(1)$14.8125(2)      $26,662,500(2)    $9,194(2)
$.01 par
value per
share
---------------------------------------------------------------------------------------
(1)  This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options or other
     rights to purchase or acquire the shares of Common Stock
     covered by the Prospectus, certain rights pursuant to the
     Registrant's Rights Agreement with Bank of America,
     N.T. & S.A. to purchase additional shares of Common Stock, and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the
     Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon average of the high and low prices of the Common
     Stock as reported on the American Stock Exchange and published in the Western Edition of the Wall Street Journal on December
     18, 1995.



                              ___________________



As permitted by Rule 429, the Prospectus which contains the information required pursuant to Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), and which relates to this Registration Statement is a combined Prospectus which also relates to a registration statement on Form S-8 (File No. 33-051744), as amended, with respect to the registration under the Securities Act of 1,200,000 additional shares of Common Stock.

                                        PART I

                              INFORMATION REQUIRED IN THE
                                SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and Registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

                        INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of The MacNeal-Schwendler
Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended January 31, 1995;

     (b) Quarterly Reports on Form 10-Q for the Company's quarterly periods ending April 30, 1995, July 31, 1995 and October 31, 1995; and

     (c) The description of the Company's Common Stock and the description of certain related rights pursuant to the Company's Rights Agreement contained in its Registration Statement on Form 8-B dated September 29, 1994 (File No. 1-8722), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.        DESCRIPTION OF SECURITIES

          The Company's Common Stock, par value $.01 per share,
(the "Common Stock") and certain related rights are registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 145 of the General Corporation
Law of Delaware, the Company's Bylaws provide for indemnification of directors and officers of the Company against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgements and amounts paid in settlement) actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the Company, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization. The Company's Bylaws require the Company to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and permit the Company to advance such expenses to other employees and agents of the Company upon such terms and conditions as are specified by the Company's Board of Directors. The advancement of expenses, as well as indemnification, pursuant to the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have.

         The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;
(iii) liability under Section 174 of the General Corporation Law of Delaware relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

         In addition, as permitted by the Company's Certificate of Incorporation and Bylaws, individual indemnification agreements (the "Indemnification Agreements") have been entered into by the Company with its directors and officers. Further, as permitted by
Section 145 of the General Corporation Law of Delaware, the Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him against such liability under Delaware law. The Company maintains liability insurance providing directors and officers coverage with respect to certain liabilities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.    EXHIBITS

    4.1 The MacNeal-Schwendler Corporation 1991 Stock Option Plan, as amended.

    4.2 Form of Employee Nonqualified Option Agreement under the 1991 Stock Option Plan.

    4.3 Form of Employee Incentive Stock Option Agreement under the 1991 Stock Option Plan.

    4.4 Form of Non-Employee Director Program Award Agreement under the 1991 Stock Option Plan.

    4.5 Rights Agreement dated September 19, 1988 between The MacNeal-Schwendler Corporation and Bank of America NT&SA, as Rights Agent (filed as Exhibit 4.1 to Current Report on Form 8-K, event date September 14, 1988, and incorporated herein by this reference).

     5     Opinion of O'Melveny & Myers (opinion re legality).

   23.1    Consent of Independent Auditors.

   23.2    Consent of O'Melveny & Myers (included in Exhibit 5).

   24 Power of Attorney (included in this Registration Statement under "Signatures").

ITEM 9.    UNDERTAKINGS

    (a)       The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus
              required by Section 10(a)(3) of the Securities Act;

                   (ii)  To reflect in the prospectus any
              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii)   To include any material
              information with respect to the plan of
              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and
        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration
        Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, as of December 20, 1995.


                           THE MACNEAL-SCHWENDLER CORPORATION



                           By:    ___/s/ RICHARD H. MACNEAL___
                                     Richard H. MacNeal
                                     Chairman and Chief Executive
                                     Officer



                                POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints Richard H. MacNeal, Thomas C. Curry and Louis A. Greco as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and as of December 20, 1995.

Name                                  Title

___/s/ RICHARD H. MACNEAL___          Chairman of the Board and
Richard H. MacNeal                    Chief Executive Officer (Principal
                                      Executive Officer and Director)

___/s/ LOUIS A. GRECO___              Secretary and Chief Financial Officer
Louis A. Greco                        (Principal Financial and Accounting
                                      Officer)

___/s/ BERNARD J. BANNAN___           Director
Bernard J. Bannan


___/s/ PAUL B. MACCREADY___           Director
Paul B. MacCready


___/s/ DALE D. MYERS___               Director
Dale D. Myers


___/s/ HAROLD HARRIGIAN___            Director
Harold Harrigian


___/s/ ARTHUR H. REIDEL___            Director
Arthur H. Reidel


___/s/ GEORGE N. RIORDAN___           Director
George N. Riordan



___/s/ FRANK PERNA___                 Director
Frank Perna



___/s/ RUSSELL F. HENKE___            Director
Russell F. Henke